                                  [LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of GT Global Growth Series:

     RE:  GT Global Worldwide Fund
          GT Global International Growth Fund
          GT Global New Pacific Fund
          GT Global Europe Growth Fund
          GT Global America Small Cap Growth Fund
          GT Global America Mid Cap Growth Fund
          GT Global America Value Fund
          GT Global Japan Growth Fund


     We hereby consent to the inclusion of our reports dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statements on Form N-1A under the Securities Act of 1933, as amended, of the GT Global Growth Series. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 6, 1998